                 CONSENT, WAIVER, PAYOFF AND EXCHANGE AGREEMENT

                  This Consent, Waiver, Payoff and Exchange Agreement, dated as of April 20, 2001 (this "Agreement") is entered into by Cytomedix, Inc. ("Borrower") and Bel-Cap Delaware, LLC ("Bel-Cap"), Bristol Investment Fund, Ltd. ("Bristol"), TSENVI, LLC ("TSENVI") and Curative Health Services, Inc. ("Curative"), (Bel-Cap, Bristol, TSENVI and Curative are collectively referred to herein as the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Lenders are parties to a series of agreements, each dated as of December 26, 2000, including the Securities Purchase Agreement; Registration Rights Agreement; 10% Secured Convertible Promissory Notes (each, a "Note" and, collectively, the "Notes"); Warrant Certificates; Irrevocable Transfer Agent Instructions; Security Agreement; Subordination Agreement; Stock Pledge Agreement; Guarantee; Grant of Security Interest; and Intercreditor Agreement (all of said agreements collectively referred to as the "Transaction Documents");

         WHEREAS, Borrower has requested, in connection with the initial closing (the "Closing") of a financing transaction involving the issuance of certain 12% convertible promissory notes in the aggregate principal amount of up to $6.5 million (the "Bond Transaction"), as more particularly set forth in the Borrower's Offering Memorandum dated March 2, 2001, that the Lenders consent to certain transactions as provided herein;

         WHEREAS, Borrower has further requested, in connection with the issuance of subordinated debt in the aggregate principal amount of $1,249,000 (the "Subordinated Debt Transaction") concurrently with the Closing, that the Lenders consent to certain transactions as provided herein;

         WHEREAS, after giving effect to the transactions contemplated by this agreement and by separate agreements with third parties: (i) TSENVI and Bel-Cap shall have received $700,000; (ii) Bristol shall have received $500,000 and shall have extended the remaining $200,000 principal balance of its Note for a period of 75 days from the original Maturity Date (as defined in the Note) and shall also have subordinated its security interest rights under its Note to the holders of the 12% convertible promissory notes issued in the Bond Transaction; and (iii) Curative shall have received $633,000, shall have extended the remaining $1,049,000 principal balance of its Note for a period of 12 months from the original Maturity Date (as defined in the Note), shall also have subordinated its security interest rights under its Note to the holders of the 12% convertible promissory notes issued in the Bond Transaction and shall have entered into an amendment to the royalty agreement dated as of December 26, 2000 between the Borrower and Curative (the "Royalty Agreement"); and

         WHEREAS, the Lenders have agreed to provide such consents and waivers and to effect such extensions and changes of their respective Notes on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       PARTIAL REPAYMENT OF NOTES.

         A. At the Closing, under the Bond Transaction Borrower shall issue 12% convertible promissory notes in the aggregate principal amount of $1,833,000 yielding net proceeds of $1,424,000. At the Closing, from the net proceeds of the Bond Transaction, Borrower shall partially repay the Notes to the respective Lenders in such amounts as are set forth on SCHEDULE A hereto by wire transfer of immediately available funds as directed by each of the Lenders.

         B. At the Closing, from the net proceeds of the Subordinated Debt Transaction, third parties shall have taken an assignment of the Notes of TSENVI and Bel-Cap and further to such assignment, Borrower and/or third parties shall repay the balance of the Notes payable to TSENVI and Bel-Cap and partially repay the Note to Bristol and the Note to Curative in such amounts as are set forth in SCHEDULE B hereto by wire transfer of immediately available funds as directed by each such Lender.

     2. EXTENSION AND/OR ASSIGNMENT AND SUBORDINATION OF NOTES. At the Closing, Bristol and Curative shall extend the term of their respective Notes for periods of 75 days and 12 months, respectively, from the original Maturity Date with the aggregate principal amounts remaining as set forth as SCHEDULE C. In addition, Bristol and Curative will agree to undertake whatever actions are necessary to subordinate their security interest rights under their respective Notes to the holders of the 12% convertible promissory notes issued in the Bond Transaction. At the Closing, the Notes of TSENVI and Bel-Cap shall have been assigned to third parties, who will extend the term of the said Notes for a period of 12 months and will agree to undertake whatever actions are necessary to subordinate their security interest rights under said Notes to the holders of the 12% convertible promissory notes issued in the Bond Transaction.

     3. GRANT OF SECURITY INTEREST RIGHTS; RELEASE OF EXISTING SECURITY. At the Closing, Bristol and Curative shall have subordinated the security interest rights in their respective Notes to all other holders of the 12% convertible promissory notes issued in the Bond Transaction, provided that the security interest rights in Borrower's Patents (as defined in the Royalty Agreement) shall be subordinate to Curative's security interest rights in the royalty payments under the royalty agreement and the security interest rights held by Curative securing such patents and such royalty payment stream.

     4. CONSENT. Pursuant to (i) Section 4(e) of the Securities Purchase Agreement and (ii) Sections 5(f) and 12 of the Notes, the Lenders hereby give their consent to the Borrower to enter into the Bond Transaction and the Subordinated Debt Transaction on the terms and conditions set forth in the transaction documents attached to this Agreement.

     5. WAIVER. The Lenders hereby waive the requirements of Section 4(e) of the Securities Purchase Agreement regarding prior consent to and notice of and rights to participate in the Bond Transaction, the Subordinated Debt Transaction and a proposed transaction with Fusion Capital Fund II, LLC ("Fusion"), PROVIDED that Bristol is not waiving such rights with respect to the proposed transaction with Fusion. Furthermore, the Lenders hereby waive the requirements of Section 4(e) of the Securities Purchase Agreement regarding prior consent to any Future Offerings (as defined in the Securities Purchase Agreement) but not the right to notice of and any rights to participate therein in accordance with the terms of said Section 4(e).

     6. ACCELERATION OF EFFECTIVE DATE. As a material inducement to the Lenders entering into this Agreement, Borrower agrees to submit an acceleration request to the Securities Exchange Commission regarding its Form SB-2 registration statement (File No. 333-55818) (the "Registration Statement") no later than April 30, 2001, which request shall request acceleration of the effective date of the Registration Statement to not later than May 2, 2001. In the event of the failure of the Registration Statement to become effective prior to May 2, 2001, each Lender shall be entitled to the payments described in Section 2(c) of the Registration Rights Agreement; provided, however, in lieu of using the Outstanding Principal Amount owed to each Lender to calculate the amount due thereunder, the amount used shall be equal to number of Warrants held by such Lender multiplied by the difference between (i) the average of the three (3) lowest Closing Bid Prices (as defined in the Notes) for one share of the Company's Common Stock during the twenty (20) trading days prior to the payment date; less (ii) the Fixed Exercise Price of the Warrant with respect to purchase one share of said Common Stock (the Outstanding Warrant Value"). The Outstanding Warrant Value shall then be multiplied times the Applicable Percentage to determine the amount payable to such Lender under said Section 2(c).

     7. LIMITATIONS. The consents and waivers set forth herein shall be limited precisely as written and shall not be deemed or otherwise construed to: (i) constitute a waiver of any default by the Borrower of any and all of its other obligations under the Transaction Documents or any other agreements to which the Borrower and any such Lender may be a party, except as expressly set forth herein; or (ii) prejudice any right, power or remedy which the Lenders may now have or may have in the future under or in connection with the Borrower's breach of or default under the Transaction Documents (after giving effect to this Agreement) or any other agreements to which the Borrower and any such Lender may be a party.

     8. CONDITIONS PRECEDENT. The effectiveness of the consent and the waivers set forth in this Agreement are subject to the satisfaction of the following conditions precedent:

         A. EXECUTION OF THIS AGREEMENT. The Lenders shall have executed and delivered this Agreement.

         B. PAYMENTS AND ISSUANCES BY BORROWER. Borrower shall have made the payments set forth in Section 1 hereof in the amounts set forth on Schedule A and the Bond Transaction and the Subordinated Debt Transaction shall have been duly consummated.

In the event that any of the conditions set forth in this Section 8 are not satisfied on or prior to April 25, 2001, then this Agreement shall be void and of no force or effect.

     9. CURATIVE CONSENT. Notwithstanding any provision in the Intercreditor Agreement or Section 12 of the Note issued to Curative to the contrary, Curative hereby consents to and agrees to the payments to be made by Borrower to the Lenders pursuant to Section 1(B) hereof in consideration for the execution and delivery at the Closing of the First Amendment to Royalty Agreement in substantially the form of EXHIBIT C hereto.

     10. MISCELLANEOUS.

         A. CAPTIONS. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

         B. GOVERNING LAW. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         C. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         D. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon all of the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties and their successors and assigns.

         E. CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to any of the Transaction Documents other than those specifically earmarked in Section 3, and each of the Transaction Documents other than those specifically earmarked shall otherwise remain in full force and effect.



[Signature page follows]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.



Cytomedix, Inc., as the Borrower     Bel-Cap Delaware, LLC, as a Lender


By:                                  By:
    -----------------------------        -----------------------------
Its:                                 Its:
    -----------------------------        -----------------------------



                                     Bristol Investment Fund, Ltd, as a Lender


                                     By:
                                         -----------------------------
                                     Its:
                                         -----------------------------



                                     TSENVI, LLC, as a Lender


                                     By:
                                         -----------------------------
                                     Its:
                                         -----------------------------



                                     Curative Health Services, Inc.,
                                     as a Lender


                                     By:
                                         -----------------------------
                                     Its:
                                         -----------------------------

                                   SCHEDULE A

             [PRO RATA INTEREST IN NET PROCEEDS OF BOND TRANSACTION]


Bristol Investment Fund, Ltd.                          $264,000

Bel-Cap Delaware, LLC                                  $264,000

TSENVI, LLC                                            $264,000

Curative Health Services, Inc.                         $633,000

                                   SCHEDULE B

                   [PAYMENTS IN SUBORDINATED DEBT TRANSACTION]


Bristol Investment Fund, Ltd.                          $236,000
Bel-Cap Delaware, LLC                                  $436,000
TSENVI, LLC                                            $436,000

                                   SCHEDULE C

             [BALANCE OF BRISTOL AND CURATIVE NOTES CARRIED FORWARD]


Bristol Investment Fund, Ltd.                          $200,000
Curative Health Services, Inc.                       $1,049,000